MINISTRY PARTNERS INVESTMENT COMPANY, LLC

AND

MINISTRY PARTNERS FUNDING, LLC

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Loan and Security Agreement

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$80,000,000

Secured Investment Notes

Date: April 30, 2018

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THIS LOAN AND SECURITY AGREEMENT is hereby entered into effective as of April 30, 2018, by and among MINISTRY PARTNERS INVESTMENT COMPANY, LLC, a California limited liability company (“Company”), MINISTRY PARTNERS FUNDING, LLC, a Delaware limited liability company (“Collateral Agent”) and the holders of the Company’s Secured Investment Notes.

The Company and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the registered holders (“Holders”) of the Company’s Secured Investment Notes (“Notes”):

GRANTING CLAUSE

To secure the payment of the principal of and interest on the Notes and the performance of the additional covenants contained in this Agreement, and in consideration of the premises and of the covenants contained herein and purchase of the Notes by the registered Holders thereof, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company does hereby grant, bargain, sell, release, convey, assign, pledge, transfer, mortgage and confirm unto the Collateral Agent, and grant to the Collateral Agent a security interest in all mortgage loans, short-term money market instruments and all of its rights, title and interest in the Collateral described in Exhibit A attached hereto and made a part hereof, as shall be now or hereafter actually assigned and delivered to the Collateral Agent with respect to the Notes, in each case delivered or intended to be delivered pursuant to the provisions of the definition of the term "Delivery" in Article I, together with all the proceeds thereof and additions thereto (herein collectively referred to as the “Collateral”).

Such grants are made, to secure the Notes equally and ratably without prejudice, priority or distinction between any Note and any other Notes by reason of difference in time of issuance or otherwise, and to secure (i) the payment of all amounts due on the Notes in accordance with their terms, (ii) the payment of all other sums with respect to the Notes and (iii) compliance with the provisions of this Agreement. The Company desires to enter into this Agreement with the Collateral Agent.  The Collateral Agent acknowledges such grant, accepts its obligations hereunder in accordance with the provisions of this Agreement and agrees to perform the duties herein required.

UNTIL AN EVENT OF DEFAULT OCCURS or is continuing, the Company shall have the right to operate, manage and control the Collateral and to receive and use the rents, issues, profits, revenues and other income generated by the Collateral and its affiliated entity, Ministry Partners Funding, LLC, shall serve as the Collateral Agent on behalf of the Holders.  In addition, until an Event of Default occurs, the Company shall have the right to enter into loan modifications, extensions and troubled debt restructuring arrangements affecting the Collateral, provided, however, that the Company complies with the covenants set forth in Section 4.06 – 4.09 herein.

All terms used in the foregoing granting clauses that are defined in Section 1.01 are used with the meanings given in said Section.

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ARTICLE I
DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01Definitions.

“Account” means the record of beneficial ownership of a Note maintained by the Registrar.

“Affiliate” or any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control”, “controlling” and “controlled”, when used with respect to any specified Person, means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Loan and Security Agreement as originally executed or as it may be amended from time to time.

“Business Day” means any day other than a legal holiday for banking institutions.

“Cash” means such coin or currency of the United States of America as at the time shall be legal tender for payment of public and private debts.

“Certificate of Valuation of Collateral” means a certificate prepared by the Company, executed by an authorized Officer of the Company, delivered to the Collateral Agent with respect to any required valuation of the Collateral subject to the lien created by this Agreement, a copy of which is attached hereto as Exhibit C.

“Class 1 Notes” means any note the Company may issue pursuant to the Class 1 Notes Trust Agreement filed as an Exhibit to the Company’s Registration Statement for its Class 1 Notes and declared effective on January 6, 2015.  Under the terms of the Class I Trust Agreement, the Company may issue up to an aggregate of $85 million of Class 1 Notes.  The Company’s Class 1 offering expired on December 31, 2017 and no additional Class 1 Notes were sold after expiration.  As of December 31, 2017, $39.7 million of the Company’s Class 1 Notes were outstanding.

“Class 1A Notes” means any note the Company may issue pursuant to the Class 1A Notes Trust Indenture Agreement filed as an Exhibit to the Company’s Registration Statement for its Class 1 Notes and declared effective on February 27, 2018.  Under the terms of the Class 1A Trust Agreement, the Company may issue up to an aggregate of $90 million of Class 1A Notes.  The Company’s Class 1A Notes are the Company’s unsecured notes issued in two series including a fixed initial interest rate and variable interest rate series which will be adjusted monthly.

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 “Class A Notes” means any note the Company may issue pursuant to the Class A Notes Trust Agreement dated April 18, 2008.  Under the terms of the Class A Notes Trust Agreement, the Company may issue up to an aggregate of $200 million of Class A Notes.  The Class A Notes offering expired on December 31, 2014 and no additional Class A Notes were sold after expiration.  As of December 31, 2017, $12.3 million of the Company’s Class A Notes were outstanding.

 “Collateral” means the property as described in Exhibit A, whether now existing or hereafter acquired.

“Collateral Agent” means the entity, person or persons appointed by the Company to serve as the agent and secured party under this Agreement.  In the event of default under the Notes, the Holders are entitled to elect an Agent that will replace MPF, the Company’s wholly-owned subsidiary, as Collateral Agent.

“Company” means the party named as such in this Agreement until a successor replaces it and thereafter means the successor.

“Credit Facilities” means the National Credit Union Administration Board as Liquidating Agent of Members United Corporate Federal Credit Union $63.4 million facility and National Credit Union Administration Board as Liquidating Agent of Western Corporate Federal Credit Union $18.1 million facility or any replacement financing facility that may be entered into by the Company to refinance and pay off the mortgage loans held in such credit facilities.

“Default” means any event which is, or after notice or lapse of time or both would be, an Event of Default.

“Default Rate of Interest” means a rate equal to the Prime Rate plus four percent (4%) per annum.  The “Prime Rate” is the interest rate published daily in the “Money Rates” section of The Wall Street Journal as being its Prime Rate. In the event that The Wall Street Journal shall no longer publish the Prime Rate, the Collateral Agent shall designate a comparable reference rate which shall be deemed to be the Prime Rate hereunder.  In the event that the date for determining the Default Rate of Interest falls on a Saturday, Sunday or federal holiday, then the Default Rate of Interest shall be determined as of the immediately preceding business day.

“Deliver” or “Delivered” or “Delivery” means, when used in connection with Collateral:

(a)with respect to mortgage documents or debt obligations that are not book-entry securities and are susceptible of physical delivery, when such assets, accompanied by the Required Documentation, have been physically delivered to the Collateral Agent or its nominee (as pledgee) and (i) in the case of Government Securities in bearer form, have been endorsed in blank or in the name of the

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Collateral Agent or its nominee (as pledgee), and (ii) in the case of bankers' acceptances, commercial paper or other debt obligations, have been so registered or the transfer thereof to the Collateral Agent or its nominee (as pledgee) has been otherwise effected in such manner that the Collateral Agent or its nominee (as pledgee) is entitled to receive directly any payments on or with respect to such assets; or

(b)with respect to book-entry securities, (i) when proper notification and/or instruction for the transfer of such securities to the Collateral Agent or its nominee (as pledgee) has been given and the relevant depositary sends the Collateral Agent or its nominee confirmation of the purchase of such book-entry securities by the Collateral Agent or its nominee (as pledgee) and also by book-entry or otherwise identifies such book-entry securities as belonging to the Collateral Agent or its nominee (as pledgee) in such manner that the Collateral Agent or its nominee (as pledgee) is entitled to withdraw or to receive directly any payments on or with respect to such book-entry securities; in each case in accordance with applicable law and regulation, including, without limitation, regulations of the United States government, the Uniform Commercial Code and procedures of any issuer or custodian or registrar for such book-entry security; or

(c)with respect to demand deposits, time deposits or non-negotiable certificates of deposit, (i) when such deposits or certificates of deposit have been transferred to the name of the Collateral Agent or its nominee (as pledgee) together with, in the case of non-negotiable certificates of deposit, physical delivery thereof to the Collateral Agent or its nominee (as pledgee), or (ii) when the transfer of such deposits or certificates of deposit to the Collateral Agent or its nominee (as pledgee) has been otherwise effected in such manner that the Collateral Agent or its nominee (as pledgee) is entitled to withdraw or to receive directly any payments on or with respect to such deposits or certificates of deposit, in each case in accordance with applicable law and regulation; or

(d)with respect to Cash, when such Cash is delivered to the Collateral Agent or its nominee (as pledgee) in accordance with applicable law and regulation;

and, with respect to all such delivered items described in (a) through (d), accompanied by evidence that appropriate financing statements have been filed in each jurisdiction in which financing statements are required to be filed in order to perfect a security interest therein in favor of the Collateral Agent.

“ECCU Loan Servicing Agreement” means that certain Loan Servicing Agreement entered into by and between the Company and Evangelical Christian Credit Union, as it may be amended from time to time.  From time to time the Company has acquired in the ordinary course of its business mortgage loan investments that were

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underwritten and originated by ECCU.  As of December 31, 2017, ECCU was servicing approximately $9.2 million in mortgage loan investments on behalf of the Company.

“Eligible Pledged Assets” shall be defined to include the mortgage loan investments owned by the Company from time to time but shall exclude a mortgage loan of the Fund that is (i) subject to any default, dispute, foreclosure claim, litigation or counterclaim or is the subject of any rescission claim at the time of pledge in favor of the Collateral Agent; (ii) classified at the time of pledge in favor of the Collateral Agent as a delinquent receivable as to which a scheduled interest or principal payment remains unpaid for sixty (60) or more days past the required due date; (iii) deemed uncollectable, doubtful or has been charged off in accordance with the Company’s collection policies; or (iv) any mortgage loan investment that fails to meet the qualification requirements set forth in Exhibit D hereto.  Eligible Pledged Assets shall otherwise include all cash, liquid securities and mortgage loan investments held by the Collateral Agent.

“Event of Default” shall have the meaning ascribed to it in Section 6.01 of the Agreement.

“Grant” means to grant, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in, deposit, set-over and confirm. A Grant of a pledged loan and related mortgage documents, or any other instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, without limitation, the immediate and continuing right to claim for, collect, receive and give receipts for principal and interest payments hereunder, insurance proceeds, condemnation awards, purchase prices and all other moneys payable thereunder and all proceeds thereof, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything which the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holder” means the Person in whose name a Note is registered on the books and records of the Company as a holder of a Note.

“Interest Accrual Period” means, with respect to any Note, the period from the later of the Issue Date of such Note or the day after the last Payment Date upon which an interest payment was made until the following Payment Date during which interest accrues on each Note.

“Issue Date” means, with respect to any Note, the date on which such Note is deemed registered on the books and records of the Registrar, which shall be the date the Company accepts funds for the purchase of a Note if such funds are received by 12:00 P.M. (Pacific Standard Time) on a Business Day, or if such funds are received after such time, on the next Business Day.

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"Maturity Date" means, with respect to any Note, the date on which the principal of such Note becomes due and payable as therein provided.

"Memorandum" means the Private Placement Memorandum relating to the Notes, including any Memorandum supplement or amendment thereto.

“Mortgage Pool Collateralization Ratio” means, as of the Pledged Collateral Report Date, the ratio of (i) the principal balance of all Eligible Pledged Assets and Collateral held by the Collateral Agent (less any mortgage loans that exceed certain concentration limits set forth in Exhibit D hereto) divided by (ii) the aggregate, unpaid principal and interest owing on the Notes as of the date determined.

“Note” means any of the Secured Investment Notes issued pursuant to the terms hereof or any Notes issued in the future hereunder, as amended or supplemented from time to time.  A specimen form of the Note is shown on Exhibit B attached hereto and made a part hereof.

“Obligations” means the principal and interest due and payable with respect to Notes issued pursuant to this Agreement, and all debts, liabilities and obligations of the Company to the Collateral Agent and Holders related to the Notes, however evidenced and whether now existing or hereafter incurred, direct or indirect, matured or not matured, absolute or contingent, now due or hereafter to become due (including, without limitation, any and all costs and attorneys' fees incurred by the Collateral Agent in the collection, whether by suit or by any other means, of any of the Obligations) and the extension or renewals of any of the foregoing.

“Officer” means the President, any Vice President, Chief Financial Officer, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by an Officer of the Company.

“Outstanding Notes” when used with respect to the Notes means, as of the date of determination, all Notes theretofore issued and delivered by the Company and not paid, prepaid or redeemed in full pursuant to their terms.

“Paying Agent” means Ministry Partners Investment Company, LLC or its successors.

“Payment Date” means the first day of each month, or if such day is not a Business Day, the first Business Day immediately following such day, the Maturity Date or Redemption Date applicable to a Note.

“Pledged Collateral Report Date” means the date stated in a Certificate of Valuation of Collateral, in the form attached as Exhibit C hereto, as of which the valuation of the Collateral is certified by an authorized Officer of the Company.

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“Principal” of a Note means the unpaid aggregate principal on the face of the Note.  Such amount shall not include any unpaid interest, penalties or other charges added to the principal of the Notes.

“Record Date” means, with respect to any Payment Date, the date on which the Holders entitled to receive any payment of principal of, or interest on, any Notes (or notice of a payment in full of principal) due and payable on such Payment Date are determined, such date being the 15th day of the month prior to such Payment Date,   unless otherwise determined by the Registrar.

"Redemption Date" has the meaning given in Article III hereof.

"Redemption Price" means, with respect to any Note to be redeemed, the principal amount of such Note plus the interest accrued but unpaid during the Interest Accrual Period up to the Redemption Date for such Note.

“Registered Note” means Note of the Company issued pursuant to this Agreement and fully registered on the Registrar’s books.

“Registered Note Holder” means the registered owner of any Registered Note.

“Registrar” means Ministry Partners Investment Company, LLC or its successors.

“Required Documentation” means, with respect to a mortgage loan:

(a)original promissory note and an allonge which endorses the promissory note to the order of the Collateral Agent, with recourse.

(b)original recorded deed to secure debt, assignment of rents and security agreement, mortgage, assignment of rents and security agreement, or deed of trust, assignment of rents and security agreement, each with recording information stamped thereon.

(c)original recorded assignment of deed to secure debt, assignment of mortgage or assignment of deed of trust with recording information stamped thereon.

(d)original recorded and/or filed UCC financing statements, and original recorded and/or filed UCC financing statement amendments adding the Collateral Agent as a secured party and deleting the Company as a secured party, each with recording and/or filing information stamped thereon.

(e)original title insurance policy showing the Collateral Agent, and its successors and assigns, as the insured and insuring the Collateral Agent’s interest as mortgagee for the full amount of the loan evidenced by the promissory note.  The title insurance policy shall contain such endorsements as may be required

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under the Company’s loan policies and such other endorsements as the Collateral Agent may require.  The Company shall also provide such title exception documents referred to in Schedule B-II of the title insurance policy obtained in connection with the mortgage loan.

(f)Original guaranty agreement (if applicable).

(g)Copies of borrower’s and guarantor’s borrowing resolutions, organizational documents and certificates of existence / good standing.

(h)Copy of loan closing statement and acquisition closing statement (if made available to the Company on any loans it has acquired).

(i)Any environmental data report or other similar form of report that may be included in the loan file as required under the Company’s loan policies.

(j)Any appraisal or valuation report that is included in the loan file as required from time to time by the Company’s loan policies.

(k)ALTA / ACSM Land Title Survey or other survey or recorded plat included in the loan file as required by the Company’s loan policies or by applicable state legal or regulatory requirements.

(l)Evidence of zoning, sufficient parking, permitted use and rebuild ability, including copies of the relevant provisions or the zoning ordinance and zoning map, if requested by the Collateral Agent.

(m)Certificates of Insurance, including assignments to the Company’s successors and assigns enabling the Collateral Agent to exercise any rights of the mortgagee, loss payee and as an additional insured party.

(n)Any other supporting documents required by the Collateral Agent.

(o)Certificated mortgage bonds duly assigned in blank to the Collateral Agent and written documentation evidencing that book-entry mortgage bonds have been collaterally assigned to the Collateral Agent and the registrar thereof has confirmed the entry of the interest of the Collateral Agent on its bond registry.

“SEC” means the Securities and Exchange Commission.

“Valuation of Eligible Pledged Assets” shall mean, as of the Pledged Collateral Report Date, the amount of the Eligible Pledged Assets determined as follows:

(a)the face value of any cash and cash instruments held by the Collateral Agent;

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(b)the principal amounts of any short term money market instruments, certificates of deposit, U.S. Treasury bills and liquid securities held by the Collateral Agent;

(c)the current aggregate principal balance unpaid on any mortgage loan held by the Collateral Agent; and

(d)if the Collateral Agent holds Eligible Pledged Assets that are of the same type, on a pooled basis, such assets may be aggregated and valued under a pooling method established by the Company.

Section 1.02Other Definitions.

Term	Defined in Section
“Bankruptcy Law”	6.01
“Event of Default”	6.01
“Legal Holiday”	10.08
“U.S. Government Obligations”	8.01

Section 1.03Rules of Construction.  Unless the context otherwise requires:

(a)a term has the meaning assigned to it;

(b)an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

(c)“or” is not exclusive; and

(d)words in the singular include the plural, and in the plural include the singular.

ARTICLE II
THE NOTES

Section 2.01Form, Dating and Terms.

(a)The Notes shall be substantially in the form required by this Article II.  The Notes may have notations, legends or endorsements required by the Collateral Agent or the Company pursuant to the terms of the investment documentation for such Note or by law, rule or regulatory authority.  The Notes delivered for the benefit of a Holder will be subject to the terms and conditions set forth in the form attached hereto as Exhibit B.  Any portion of the text of any Note may be set forth on the reverse side of such Note with an appropriate reference on the face of the Note.  The Company shall approve the form of the Notes and any notation, legend or endorsement on such Notes.

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(b)  The Notes will be issued in fully registered form, without coupon, in denominations of $1,000 and any larger integrals of $1,000.

(c)The Notes shall mature on the dates and in the principal amounts, and bear interest, as set forth in such Note.

(d)The record of beneficial ownership shall be maintained and updated by the Registrar through the establishment and maintenance of Accounts for the benefit of Registered Note Holders.

(e)Each Note shall have a maturity term of 18, 36, or 54 months as shall be designated by the Holder at the time of purchase, subject to the Company’s acceptance thereof.

(f)Each Note shall bear interest from and commencing on its Issue Date at such rate of interest as the Company shall determine from time to time, as described in the Memorandum. The interest rate of each Note will be fixed for the term of such Note upon issuance, subject to change upon the renewal of the Note at maturity.  The Company shall pay the Holders interest on the Notes monthly or at maturity of the Note.  To the extent any applicable interest payment date is not a Business Day, then interest shall be paid instead on the next succeeding Business Day.

(g)The Company will give each Holder of a Note a written notice approximately thirty (30) but not less than ten (10) days prior to the Maturity Date of the Note held by such Holder reminding such Holder of the Maturity Date of the Note.  If the Company is offering renewal of the Notes, the Company will provide such Holder with notice of the interest rates then in effect and a form for the Holder to use to notify the Company whether the Holder wishes to renew the Note.  To be effective, a notice of renewal must be returned to the Company (or its agent) not later than the Maturity Date of the maturing Note.  Unless a Note is properly renewed, no interest will accrue after the Maturity Date for such Note.  If a Note is not renewed, the Company shall pay the Holder the principal amount on the maturing Note, together with accrued but unpaid interest thereon, within ten (10) days after the Maturity Date.

(h)If the Company is offering renewal of the Notes and a Holder renews a Note, then interest shall continue to accrue from the first day of such renewal term at the applicable rate then in effect.  Such Note, as renewed, will continue in all its provisions, including provisions relating to payment.

(i)The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Agreement.  To the extent applicable, the Company and Collateral Agent, by their execution and delivery of this Agreement, and the Holders by accepting the Notes, expressly agree to such terms and provisions and to be bound thereby.  In the event of conflict, the provisions of this Agreement shall control.

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Section 2.02Execution and Authentication.  No Note shall be valid until a written confirmation of the acceptance of a Subscription Agreement, evidenced by the signature of a duly authorized officer or agent of the Company, is sent to the purchaser thereof and an Account is established by the Registrar for the benefit of the Holder of such Note.  Any executive officer of the Company may sign the Notes by manual or facsimile transmission.  The signature of an executive officer of the Company shall be conclusive evidence that the Note has been authenticated under this Agreement.

Section 2.03Registrar and Paying Agent.  The Company will serve as Registrar and Paying Agent for the Notes until such time as the Company appoints a successor Paying Agent or Registrar.  Requests for transfer or exchange and for payment of Notes shall be made to the Company at 915 W. Imperial Highway, Suite 120, Brea, California 92821. The Registrar shall keep a register of the Notes and of their transfer and exchange, which shall include the name, address for notices and payment of principal and interest to the Holder, principal amount and interest rate for each Note, and such other information as the Company shall maintain with regard to the Holders or the Notes. The Registrar shall not be required to maintain any records beyond those (i) specifically required by the terms of this Agreement, (ii) reasonably requested in writing by the Company and (iii) and as are or become required to be maintained by applicable law.

Any successor Paying Agent will be required to agree in writing that it will hold in trust, for the benefit of the Holders and Collateral Agent, all money held by the Paying Agent for the payment of principal or interest on the Notes.  In the event the Company defaults in the payment of any Note, the successor Paying Agent will be required to notify Collateral Agent of such default.  As long as such default continues, the Collateral Agent may require a successor Paying Agent to pay all monies held by it to the Collateral Agent for the benefit of the Holders.

Section 2.04Trust Monies.  No escrow account or impound account shall be established to hold proceeds from the sale of the Notes.  To the extent Collateral Agent holds funds for the benefit of the Holders, all monies shall be held for the ratable benefit of the Holders of the Notes.  If the Collateral Agent holds any funds for the benefit of the Holders of the Notes, monies may be invested in any cash equivalent investments including money market funds, U.S. Treasury Bills and securities and other liquid investments.  Any funds held may also be invested in interest bearing time or demand deposit banks (provided that any such deposits are fully insured by the Federal Deposit Insurance Corporation), bonds issued by the U.S. Government or government sponsored enterprises and mutual funds.  The Collateral Agent shall be under no liability for interest on any money received by it hereunder except as otherwise expressly provided this Agreement.

Section 2.05Holder Lists.  The Company shall furnish Collateral Agent within thirty (30) days after the end of each calendar quarter a list in such form and of such date as the Collateral Agent may reasonably require of the names and addresses of the Holders.  The Collateral Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Registered Note Holders who submit their names and addresses to the Collateral Agent.

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Section 2.06Registration, Transfer and Exchange.  The Company will issue Notes in the form of Exhibit B.  The Notes are not negotiable instruments and cannot be transferred without the prior written consent of the Company.  The Company agrees to maintain office facilities that are open during ordinary business hours where the Notes may be presented for registration, transfer or exchange and where such Notes may be presented for payment in accordance with the terms of the Agreement.  Until the Company appoints a successor Registrar, it shall perform all duties as Registrar for the Notes and keep a record of the holders of the Notes and of their transfer or exchange.  In the event the Company appoints a successor Registrar, it shall be required to notify Collateral Agent of the name, address and contact information for such Registrar.

Each request made to the Registrar to transfer any Account maintained for the benefit of a Holder shall be:

           (a)   made to the Company in writing on a form supplied by the Company;

           (b)   duly executed by the current holder of the Account, as reflected on the Registrar's records as of the date of receipt of such transfer request, or his attorney duly authorized in writing;

           (c)   accompanied by the written consent of the Company  to the transfer; and

           (d)   if requested by the  Company,  an opinion of Holder's  counsel (which counsel shall be reasonably  acceptable to the Company) that the transfer does not violate any applicable securities laws and/or a signature guarantee.

Upon transfer of a Note, the Company will provide the new Holder with a transaction statement which will evidence the transfer of the Account in the books and records of the Registrar.  The Company may assess service charges to a Holder for any registration or transfer or exchange, and the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange).  The Company shall treat the individual or entity listed on each Account maintained by the Registrar as the absolute owner of the Note represented thereby for purposes of receiving payments thereon and for all other purposes whatsoever.

Section 2.07Replacement Notes.  If the Holder of a Note claims that a Note has been lost, destroyed or wrongfully taken, the Registrar shall issue and the Company shall authenticate a replacement Note.  If required by the Company, an indemnity bond must be sufficient in the judgment of the Registrar to protect the Company, the Collateral Agent, the Paying Agent, and the Registrar from any loss which any of them may suffer if a Note is replaced.  The Registrar may charge a reasonable fee for its expenses in replacing a Note.

Section 2.08Outstanding Notes.  Notes outstanding at any time include all Notes issued and authenticated by the Company except for those cancelled by it and those described in

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this Section.  Notes outstanding include those held by the Company or its affiliates.  If a Note is replaced pursuant to Section 2.07 of this Agreement, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser or its authorized transferee.  Once the principal amount and accrued interest due on a Note is paid, it ceases to be outstanding and interest on the Note ceases to accrue.

Section 2.09Cancellation.  The Company at any time may cancel unsold Notes or Notes owned by the Company.  The Registrar, at the Company’s direction, shall cancel and destroy Notes surrendered for transfer, exchange, payment or cancellation.  The Company may not issue new Notes to replace Notes it has paid or delivered to the Registrar for cancellation.

Section 2.10Treasury Notes.  In determining whether the holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its affiliates shall be considered as though not outstanding.

Section 2.11Initial and Periodic Statements.

(a)   The Registrar shall provide an initial book entry acknowledgement to initial purchasers and Registered Note Holders within thirty (30) business days of the purchase of a Note.

     (b)   The Registrar shall send each Holder via U.S. mail not later than ninety (90) Business Days after each year end in which such Holder had an  outstanding  balance in such holder's Account,  a statement  which indicates as of the year end preceding the mailing: (i) the balance of such Account; (ii) interest credited; (iii) withdrawals made, if any; (iv) the interest rate payable on such Note; and (v) any other information required on IRS Form 1099. The Company further agrees to provide additional statements as the Holders may reasonably request from time to time. The Company may charge such Holders requesting such statements a fee to cover the charges incurred by the Company in providing such additional statements.

Section 2.12Defaulted Interest.  If and to the extent the Company defaults in a payment of interest on any Notes, it shall pay the defaulted interest to the persons who are Holders on a subsequent special record date.  The Company shall fix the record date and payment date.  At least thirty (30) days before the record date, the Company shall mail to each Holder a notice that states the record date, the payment date, and the amount of defaulted interest to be paid.  The Company may pay defaulted interest in any other lawful manner.

ARTICLE III
REDEMPTION

Section 3.01Redemption of Notes at the Company’s Option.  At any time and from time to time, the Company, in its sole discretion, may redeem any number or all of the Notes by providing prior written notice as required by Section 3.02 below.  The Company need not

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redeem the Notes on a pro rata basis or other basis.  No interest shall accrue on any Note redeemed after the redemption date for such Note, provided that the Company has timely tendered the redemption price for such Notes.  No sinking fund or mandatory redemption obligations have been established pursuant to the terms of the Agreement.  The Company may, in its sole discretion, offer the Holders the right to extend the Maturity Date of an existing Note through the redemption of an issued and outstanding Note and issuance of a new Note.

Section 3.02Notice of Redemption.  At least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Company shall mail and first publish notice of redemption to the Holders as provided in Section 10.02 of this Agreement.

The notice shall identify the Notes to be redeemed and shall state:

(a)the Redemption Date;

(b)the Redemption Price as specified in the Notes;

(c)the name and address of the Paying Agent;

(d)that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price; and

(e)that interest ceases to accrue on Notes called for redemption on and after the Redemption Date.

Section 3.03Deposit of Redemption Price.  In the event that the Company is not serving as the Paying Agent, on or before the Redemption Date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date.

Section 3.04Effect of Notice of Redemption.  Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice.  Each Note to be redeemed must be surrendered to the Paying Agent.  Notes shall be purchased at the Redemption Price stated in the notice, plus accrued interest to the Redemption Date.

Section 3.05Notes Redeemed in Part.  Upon surrender of a Note that is redeemed in part only, the Company shall authenticate for the Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.06Requests for Early Payment.The Company has no obligation to honor an early redemption request by the Holder, but may do so from time to time in its sole discretion.  To the extent the Company chooses to honor all or a portion of an early redemption request, the Company may impose such conditions thereon as it deems appropriate, including a redemption penalty in an amount not to exceed six months’ interest of the principal balance on any Note.

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ARTICLE IV
COVENANTS

Section 4.01Payment of Notes.  The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes.  In the event the Company appoints a successor Paying Agent, an installment of principal or interest shall be considered paid on the date it is due if the Paying Agent holds on that date money designated for and sufficient to pay the installment.  Paying Agent will disburse from funds paid by the Company all payments of principal and interest on Notes and such other sums as are provided herein.  Paying Agent shall, if other than the Company, notify the Company of the amounts required to be deposited into said fund at least fourteen (14) days prior to any principal and interest payment date.  The Company shall pay interest on overdue principal at the rate borne by the Notes and pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.02Books and Records.  The Company covenants and agrees that it will, at all times and from time to time, permit the Collateral Agent and its agents and accountants to have access to and to inspect and make extracts from, the Company's books, accounts, papers, documents and memoranda pertinent to any of the covenants and conditions of this Agreement in respect of the Notes.  The Company further agrees to keep proper books of records and account in which full and correct entries shall be made of all dealings or transactions of or in relation to the Notes and the business and affairs of the Company in accordance with generally accepted accounting principles.

Section 4.03Business Offices.  The Company will maintain a business office where the Notes may be surrendered for payment at maturity, transfer, or exchange and where notices to or upon the Company with respect to the Notes may be served.  The Company further agrees to furnish Collateral Agent with prompt notice of the location, and any change in the address of such office.  If at any time the Company fails to maintain any such required office or agency or shall fail to furnish Collateral Agent with the address thereof, such demands, notices and deliveries may be served at the corporate offices of the Collateral Agent.

Section 4.04Use of Proceeds.  The Company hereby covenants to use the proceeds from the sale of the Notes in accordance with the terms and conditions set forth in the Memorandum.

Section 4.05Company Existence.  Subject to Article V herein, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a limited liability company, its rights and franchises; provided, however, that the Company shall not be required to preserve any right or franchise if it shall determine that the preservation is no longer desirable in the conduct of the Company's business and that the loss will not be disadvantageous in any material respect to the Holders.

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Section 4.06Collateral.

(a)All Collateral delivered to Collateral Agent as pledged assets under this Agreement shall be held by Collateral Agent for the benefit of the Holders.  If an Event of Default occurs, the Company agrees to “Deliver”, as such term is defined in Section 1.01 of this Agreement, to Collateral Agent the Required Documentation and such other documents to enable the Collateral Agent to undertake actions on behalf of the Holders with respect to the Collateral.  Prior to an Event of Default, the Company shall Deliver possession of the assigned mortgage note in favor of the Collateral Agent or its nominee but shall not be required to Deliver the assigned deed of trust or mortgage for recording in order to pledge such Collateral under the terms of the this Agreement.  Unless and until an Event of Default shall occur and is continuing with respect to the Notes, the Company shall be entitled to receive all payments made and received in connection with any mortgage loan held by the Collateral Agent that secures the Notes and any rents, profits, and other income of the Collateral.  The Company agrees to deliver to the Collateral Agent an assignment of the mortgage secured promissory notes or debt securities in blank in favor of the Collateral Agent or its nominee and such documents as the Collateral Agent deems necessary to create a perfected first lien security interest in the Collateral.  The Collateral Agent shall have no responsibility for filing, recording or perfecting any security interest in the Collateral.

(b)If any of the promissory notes, deeds of trust or mortgages shall be in default in excess one hundred and fifty (150) days, the Company shall provide replacement Collateral for such promissory note, mortgage or deed of trust sufficient to maintain the 105% minimum Mortgage Pool Collateralization Ratio without regard to such defaulted promissory note or debt security.  No substitution of replacement Collateral shall be required if the Collateral held by the Collateral Agent satisfies the minimum Mortgage Pool Collateralization Ratio without regard to such defaulted loan or debt security.  If an Event of Default has occurred under the Agreement, the Company shall deliver to the Collateral Agent such documents as the Collateral Agent deems necessary to enable the Collateral Agent to exercise its remedies with regard to the Collateral, including any actions needed to enable Collateral Agent to obtain direct payments under the Collateral or to sell any portion of the Collateral to a third party.

(c)Except as otherwise provided in Section 4.06(a) above, at any time and from time to time, upon the written request of the Collateral Agent, and at the expense of the Company, the Company shall promptly cause to be executed or delivered, such further instruments and documents for the purpose of obtaining or preserving the full benefits of the Collateral.  Such actions may include the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction.  The Company further agrees that it will not change its name or jurisdiction in which it is organized without first giving the Collateral Agent at least thirty (30) days prior written notice thereof and shall have delivered to the Collateral Agent all Uniform Commercial Code financing statements and amendments thereto as the Collateral Agent shall request and taken all other actions deemed necessary by the Collateral Agent to continue its perfected status in the Collateral with the same priority.

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(d)In connection with its pledge of the Collateral to the Collateral Agent, the Company shall Deliver to the Collateral Agent:

(1)an Officer’s Certificate confirming that all necessary action has been taken to create and perfect a first lien and security interest in favor of the Collateral Agent in the pledged notes, debt securities or Cash;

(2)copies of the filed and recorded UCC-1 financing statement or equivalent form;

(3)at least annually, an Officer’s Certificate confirming, to the best of its knowledge, that all necessary action has been taken to maintain a first lien and security interest in favor of the Collateral Agent in the pledged promissory notes or stating that no such action is necessary;

(4)in connection with the release or substitution of Collateral assigned to the Collateral Agent pursuant to the terms of the Agreement, the Company agrees to furnish Collateral Agent with a Certification of Valuation of Collateral that is dated effective as of the date of the release or substitution of Collateral as permitted by this Agreement; and

(5)confirmation that it has identified in its computer files and records a notation or code indicating that the pledged mortgage loans, promissory notes, bonds or other Collateral are owned by the Company and pledged to the Collateral Agent pursuant to this Agreement.

(e)If an Event of Default occurs, the Collateral Agent shall have no right to foreclose on the underlying mortgages or deeds of trust that will serve as Collateral under this Agreement.  In such event, Collateral Agent shall be entitled to receive all payments made and received in connection with any mortgage loan held as Collateral and any rents, profits or sales proceeds received from any mortgage loan held as Collateral under this Agreement and exercise any rights as a lender held by the Company pursuant to the mortgage loan documents.

Section 4.07Lien Created.  This Agreement and the Notes are secured by the assets pledged in favor of the Collateral Agent created with the proceeds of the Notes.  All real and personal property held by the Collateral Agent, including notes, mortgages, investments and cash balances, have been pledged hereby and a security interest, lien, charge and encumbrance created in favor of Collateral Agent for the benefit of the Holders.  The Company agrees to maintain books and records for the Collateral Agent and to segregate all assets of the Collateral Agent and identify them separately from other assets of the Company.  Subject to the provisions of Section 4.06(a) above, the Company agrees to execute and deliver to Collateral Agent a separate collateral assignment in blank in favor of Collateral Agent or its nominee of each note and mortgage (which terms shall include deeds of trust, deeds to secure debt, and other securities instruments) which is pledged by the Company and to execute such other and further

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assignments and documents as may be reasonably required by Collateral Agent to evidence the security interest created hereby in favor of Collateral Agent.

Section 4.08Minimum Mortgage Pool Collateralization Ratio.So long as any of the Notes are outstanding, the Company agrees to maintain a minimum Mortgage Pool Collateralization Ratio of at least 105%.  In determining this ratio, all cash and liquid assets shall be credited at 100% of such amounts.  The 105% ratio, therefore, will apply solely to mortgage loan assets that are pledged to the Collateral Agent.  The Company agrees to furnish the Collateral Agent with a monthly Valuation of Eligible Pledged Assets report in the form of Exhibit C hereto, delivered on or before the fifteenth day after the end of the month which will certify the net balance of the Collateral held by the Collateral Agent, the Mortgage Pool Collateralization Ratio and the amount, if any, by which the Mortgage Pool Collateralization Ratio is less than the minimum Mortgage Pool Collateralization Ratio of 105%.  To the extent that the Mortgage Pool Collateralization Ratio is less than the minimum Mortgage Pool Collateralization Ratio of 105%, a "mortgage pool deficiency” will exist.  The Company shall be required to remedy a mortgage pool deficiency within ninety (90) days after the Pledged Assets Report Date or an event of default will occur.

Section 4.09No Transfer of Collateral.So long as any of the Notes are outstanding, the Company shall not convey, assign or transfer any part of the Collateral.  For purposes of this Section 4.09, the term “transfer” means a sale, assignment, transfer or other disposition, grant of a security interest, lien or encumbrance in any of the Collateral.  For purposes of this Section 4.09, the term “transfer” does not include a sale or disposition of any of the Collateral which is contemporaneously substituted for other promissory notes, debt securities or cash or cash equivalents that are eligible to be a part of the Collateral and enable the Company to satisfy the 105% minimum Mortgage Pool Collateralization Ratio.

Section 4.10Compliance Certificate.

(a)Quarterly Certifications.  On or before the fifteenth day after the end of the preceding quarter, the Company agrees to deliver to the Collateral Agent an Officer’s Certificate confirming, to the best of its knowledge and belief, that all payments of interest and principal due on the Notes have been made in a timely manner for the preceding month.  When delivering its monthly Officer’s Certificate, the Company further agrees to furnish the Collateral Agent with a report which summarizes the payments of principal and interest made by the Company to the Note holders.  The Company’s obligation to furnish the monthly compliance report and Officer’s Certificate set forth in this Section 4.10(a) shall remain in effect during such time as the Company serves as Paying Agent for the Notes.

(b)Annual Certifications.  The Company shall deliver to the Collateral Agent within one hundred twenty (120) days after the end of each fiscal year of the Company an Officer’s Certificate stating that the (i) Company is in compliance with the covenants of this Article IV and terms and conditions of the Agreement and (ii) that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this

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Agreement and is not in default in the performance or observance of any of the terms, conditions and provisions hereof.  To the extent that an Event of Default has occurred under this Agreement, the Officer’s Certificate shall describe what action that has been taken or is proposed to be taken by the Company with respect to such Event of Default.

Section 4.11Merger, Consolidation, Sale of Assets or Liquidation.  While any Note is outstanding, the Company shall not (i) consolidate or merge with or into any other person or entity (whether or not the Company is the surviving entity); (ii) adopt a plan of liquidation that provides for the sale, lease, conveyance or disposition of all or substantially all of the assets of the Company; (iii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or disposition  and of the remaining assets of the Company to the equity holders of the Company; or (iv) the sale, assignment, transfer, lease or disposition of all or substantially all of the assets of the Company, unless, immediately after such transaction no Event of Default under this Agreement exists and the Company is the entity surviving such transaction or if the entity surviving the transaction is not the Company, it makes provision for the satisfaction of the Company’s obligations to the Holders or assumes such obligations by contract or operation of law.  Notwithstanding anything in this Section 4.11 to the contrary, the Company shall be permitted to sell, transfer, assign or pledge any of its mortgage loan assets in the ordinary course of its business operations in financing its mortgage loan investments, including, but not limited to, warehouse lines of credit and credit financing facilities; provided, however, that it continues to comply with its minimum collateralization covenant set forth in Section 4.08 herein.

Section 4.12Financial Covenant.The Company covenants and agrees, so long as any of the Notes are outstanding, that it will maintain a positive net worth, which includes all equity interests held by its common and preferred equity owners and any subordinated loan or credit facility that is expressly subordinated to the Notes.

Section 4.13SEC Reports.The Company agrees to make available to the Holders, upon request, copies of periodic and annual reports and of the information, documents and other reports which the Company may be required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.  To the extent it files such reports with the SEC, the Company agrees to file such reports using the Electronic Data Gathering Analysis and Retrieval System (EDGAR) and make such reports available for review by the Collateral Agent or any Holder.

Section 4.14Restrictions on Payments.So long as any of the Notes are outstanding, the Company shall not declare or pay any dividends or make any distributions of cash or other property to its common and preferred equity owners unless no Event of Default with respect to the Notes then exists or would exist immediately following the declaration or payment of such dividend or other payment.  The Company further covenants and agrees that it will not, while any Note is outstanding, (i) purchase, redeem, or otherwise acquire for value any equity interest of the Company; or (ii) voluntarily purchase, redeem or otherwise acquire any indebtedness of the Company that is subordinated in right of payment to the Notes unless no Event of Default shall have occurred and be continuing or would occur as a consequence thereof.  Nothing in this

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Section 4.14 shall restrict the Company from refinancing, restructuring, making payments of principal and interest on or delivering substitute mortgage loans or other loan participation interests to meet the Company’s obligations on its Credit Facilities.

Notwithstanding anything in this Section 4.14 to the contrary, the payment of interest or principal on, or the purchase, redemption or other acquisition or retirement for value prior to the stated maturity of any of the Company’s Class A Notes, its Class 1 Notes or its Class 1A Notes shall not constitute a prohibited payment under this Agreement.  In the event that the Company (i) makes an investment in the Company, an affiliated entity or subsidiary; (ii) redeems, retires or acquires any equity interest in debt obligations of the Company that are subordinate in interest to the Holders; or (iii) redeems, acquires or retires any equity interest in the Company, such investment or acquisition will not be deemed to be a restricted payment under this Section 4.14 if the Company concurrently delivers equity interests in the Company, or proceeds from the sale of such equity interests thereof, as payment for such purchase.

Section 4.15Collateral Agent Compensation and Expenses.  The Company shall pay the Collateral Agent’s compensation and expenses, reasonably incurred in the ordinary course of business as provided for in Section 7.08 and the Collateral Agent shall look only to the Company for such payment except as the Holders may from time to time otherwise agree.

Section 4.16Servicing Agent for Mortgage Loans.  The Collateral Agent and the Company hereby acknowledge that the Company may from time to time appoint a servicing agent to serve as custodian and bailee for a pledged mortgage loan or bond on behalf of the Company and the Collateral Agent, for the benefit of the Holders.  If a servicing agent is appointed for such pledged mortgage loans or bonds, it will maintain exclusive custody of the mortgage files for each pledged loan or bond for the benefit of the Collateral Agent and the Holders until an Event of Default occurs and fails to be cured pursuant to the terms of the Agreement.  So long as no Event of Default shall have occurred and be continuing, the Company or its designated servicing agent shall be entitled to service and shall continue to service the mortgage loans pledged as Collateral under this Agreement.  Collateral Agent hereby acknowledges that the Company may continue to have the mortgage loans that will serve as Collateral be serviced by its current servicer pursuant to the terms of its ECCU Loan Servicing Agreement or by the Company under its current servicing agreement.  It shall be the obligation of the Company to provide sufficiently detailed and timely (not less frequently than monthly) reports to the Collateral Agent, evidencing its receipt of all payments on account for any pledged mortgage loans that are included in the Collateral.

Section 4.17Maximum Amount of Notes.The Company shall not issue any Notes if, after giving effect to such issuance, the unpaid principal amount of Notes outstanding at any time would have an aggregate unpaid balance exceeding $80,000,000.

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ARTICLE V
SUCCESSOR COMPANY

Section 5.01Merger or Consolidation.  The Company shall not consolidate with or merge into, or transfer all or substantially all of its assets to, another entity or corporation unless the resulting, surviving or transferee entity assumes by supplemental Agreement all the obligations of the Company under the Notes and this Agreement.

ARTICLE VI
DEFAULTS AND REMEDIES

Section 6.01Events of Default.  An “Event of Default” occurs if:

(a)the Company defaults in the payment of interest on any Note when the same becomes due and payable and the default continues for a period of thirty (30) days;

(b)the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon redemption or otherwise and the default continues for a period of thirty (30) days;

(c)any representation, warranty, certification or statement made by the Company under or in connection with the Agreement in any certificate or report delivered by the Company pursuant to any transaction document shall prove to be untrue in any material respect when made or deemed made and delivered, and such representation, warranty, certification, statement, information or report continues to be untrue for a period of thirty (30) days after the Company is notified of such error;

(d)the Company fails to comply with any of its other agreements in the Notes or this Agreement and the default continues for the period of thirty (30) days after the Company is notified of such default;

(e)the Company defaults in its obligations described in Section 4.06 and 4.08 herein and such default continues for a period of ninety (90) days after the Company is notified of such default;

(f)the Agreement shall for any reason (other than pursuant to its express terms) cease to create a valid and enforceable perfected security interest, free and clear of any adverse claim in the Collateral and the Company fails to cure such deficiency within ninety (90) days after the Company is notified of such failure; and

(g)the Company pursuant to or within the meaning of any Bankruptcy Law:

(i)commences a voluntary case;

(ii)consents to the entry of an order for relief against it in an involuntary case;

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(iii)consents to the appointment of a custodian of it or for any substantial part of its property;

(iv)makes a general assignment for the benefit of its creditors;

(v)fails generally to pay its debts as they become due; or

(vi)        a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(vii)is for relief against the Company in an involuntary case;

(viii)appoints a conservator, receiver, custodian or liquidating agent for the Company or for any substantial part of its property; or

(ix)orders the liquidation of the Company and the order or decree remains unstayed and in effect for ninety (90) days.

The term “Bankruptcy Law” means Title 11, United States Code or any similar Federal or State law for the relief of debtors.  The term “Custodian” means any receiver, Collateral Agent, assignee, liquidator or similar official under any Bankruptcy Law.

For purposes of this Section 6.01, a default under clauses (c) - (f) is not an Event of Default until the Collateral Agent or the Holders of a majority in interest of the principal amount owed on the Notes notifies the Company of the default and the Company fails to cure the default within the applicable cure period set forth in such notice.  The notice must specify the default, demand that it be remedied and state that the notice is a “Notice of Default.”

Section 6.02Acceleration.    If an Event of Default occurs and is continuing, then the Collateral Agent may, and if the Holders of a majority in interest of the principal amount of the Notes then outstanding in writing to the Company and Collateral Agent so request, shall declare the principal and accrued interest on all the Notes due and payable immediately.  Any notice of acceleration of the unpaid balance of the Notes sent by the Collateral Agent shall be given to the Company and the servicer of any of the mortgage loans or bonds held by the Collateral Agent as Collateral.  If an Event of Default occurs and the Collateral Agent has declared all principal on the Notes to be due under the terms of the Agreement, the Company may cure the default if:

(a)the Company does so prior to the sale of any of the Collateral;

(b)any other defaults under this Agreement have been cured (except for nonpayment of principal or interest that has become due solely because of the acceleration);

(c)the expenses of the Collateral Agent and its reasonable attorneys’ fees have been paid; and

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(d)any funds advanced by the Collateral Agent after an Event of Default occurs and is continuing have been repaid with interest at the Default Rate of Interest.

Section 6.03Sale of Collateral.

(a)If an Event of Default has occurred and has not been cured as provided herein, the Collateral Agent shall have the right, without further notice to the Company, to exercise all rights and remedies afforded to a secured party under the Uniform Commercial Code.  Without limiting the rights of the Collateral Agent under this section, the Collateral Agent may (a) remove all of the Collateral and all books, records, invoices, and other documentation relating thereto, and (b) collect, receive, appropriate and realize upon the Collateral and may sell, lease, assign, or provide options to purchase any portion of the Collateral upon such terms and conditions as it may deem advisable and at such prices it may deem best.  The Collateral Agent may require the Company to assemble the Required Documentation for the Collateral and make it available to the Collateral Agent at a place to be designated by the Collateral Agent reasonably convenient to the parties, and in such event the Company agrees to make available to the Collateral Agent all of the Company's facilities for the purposes of removing or taking possession of the Collateral.

(b)The Collateral Agent shall upon receipt of written requests from fifty percent (50%) in principal amount of all the outstanding Notes, sell, assign, lease, or otherwise dispose of the Collateral, in whole or in part, at public or private sale upon terms and conditions established by the Collateral Agent.  If any notice of a proposed sale or other disposition of Collateral under Section 6.03 herein shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.  Any delay or omission by the Collateral Agent or the Holders in exercising any right or remedy occurring upon an Event of Default shall not constitute a waiver of any right held by the Collateral Agent or the Holders under this Agreement or acquiescence in the Event of Default.

(c)The Collateral Agent need not give such notice, however, with respect to Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market.  At any public sale or disposition of the Collateral the Collateral Agent shall have the right to bid and become the purchaser of the whole or any part of the Collateral, free of any right of redemption in the Company.  The proceeds from any sale or disposition of the Collateral shall be applied first to all expenses.  In the event any such remaining proceeds are sufficient to pay the Obligations, any surplus shall be remitted to the Company.

(d)The Company will execute and Deliver such documents and take such other action as the Collateral Agent reasonably deems necessary or advisable in order that any such sale may be made in compliance with applicable law. Upon any such sale, the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Company which may be waived.  To the extent permitted by applicable law, the Company hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The Collateral Agent,

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instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interests in the Collateral and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

Section 6.04Covenant to Pay Collateral Agent Amounts Due on the Notes.  The Company covenants that, if an Event of Default has occurred and is continuing, the Company will, upon written request of the Collateral Agent, cure such Event of Default and pay forthwith for the benefit of the Holders the whole amount due with such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Collateral Agent, its agents and counsel and all other amounts due to the Collateral Agent hereunder.  If the Company fails to cure such Event of Default and pay such amounts forthwith upon such demand, the Collateral Agent, in its own name and as Collateral Agent under this Agreement, shall be entitled to sue for and recover judgment against the Company and any other obligor on the Notes for the amount so due and unpaid pursuant to the terms of the Notes.

Section 6.05Appointment of Collateral Agent as Attorney-in-Fact.  To facilitate the exercise by the Collateral Agent of the rights and remedies set forth in this Section, the Company hereby constitutes the Collateral Agent or its agents, or any other person whom the Collateral Agent may designate, as attorney-in-fact for the Company, at the Company's own cost and expense, to exercise all or any of the following powers, which being coupled with an interest, shall be irrevocable, shall continue until all Obligations have been paid in full and shall be in addition to any other rights and remedies that the Collateral Agent may have:  (a) to remove from any premises where they may be located any and all documents, instruments, files, and records relating to Collateral and any receptacles and cabinets containing the same, as may be necessary to properly administer and control the Collateral or the collections and realizations thereon; (b) to receive, open, and dispose of all mail specifically related to the Loan Fund that is addressed to the Company and to notify postal authorities to change the address for delivery thereof to such address as the Collateral Agent may designate; and (c) to take or bring, in the Collateral Agent's name or in the name of the Company, all steps, actions, suits, or proceedings deemed by the Collateral Agent necessary or desirable to effect collection of or to realize upon the Collateral.

Section 6.06Other Remedies.  If an Event of Default occurs and is continuing, the Collateral Agent may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement including, without limitations, all rights and remedies available to a secured party under the Uniform Commercial Code.  The Collateral Agent may maintain a proceeding even if it does not possess any of the mortgage notes or bonds that have been pledged to the Collateral Agent or does not produce any of such mortgage notes or bonds in the proceedings.  A delay or omission by the Collateral Agent or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All remedies are cumulative to the extent permitted by law.

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Section 6.07Waiver of Past Defaults.  Subject to Section 9.02 of this Agreement, the Holders of a majority in principal amount of the Notes by notice to the Collateral Agent may waive an existing Default or Event of Default and its consequences.  In the event that the Holders of a majority in principal amount of the then outstanding Notes waive an existing Event of Default or continuing Event of Default, such waiver shall be binding on any non-consenting Holder.  When a Default or Event of Default is waived, it is cured and stops continuing.  No such waiver shall extend to any subsequent or other Event of Default.

Section 6.08Appointment of Collateral Agent; Default.  If an Event of Default occurs and is continuing, then in every such case the Holders by a majority vote of the principal balance may remove the Company’s appointed Collateral Agent and appoint a new Collateral Agent.  Upon delivery of the properly executed written instrument evidencing the appointment of the new Collateral Agent and the latter’s acceptance of such appointment by due execution of the Agreement, the power and rights of the Collateral Agent shall commence under this Agreement.

Section 6.09Control by Majority.  The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Collateral Agent or exercising any trust or power conferred on it, provided, that indemnification for the Collateral Agent’s fees and expenses shall be furnished.  The Collateral Agent, however, may refuse to follow any direction that conflicts with law or this Agreement, that is unduly prejudicial to the rights of other Registered Note Holders, or that may involve the Collateral Agent in personal liability.

Section 6.10Limitation on Suits.  A Registered Note Holder may not pursue any remedy with respect to this Agreement or the Notes unless:

(a)the Holder gives to the Collateral Agent written notice of a continuing Event of Default;

(b)the Holders of at least a majority in principal amount of the then outstanding Notes make a written request to the Collateral Agent to pursue the remedy;

(c)such Holder or Holders offer to the Collateral Agent indemnity satisfactory to the Collateral Agent against any loss, liability or expense;

(d)the Collateral Agent does not comply with the request within sixty (60) days after receipt of the request and the offer of indemnity;  and

(e)during such sixty (60) day period, the Holders of a majority in principal amount of the then outstanding Notes do not give the Collateral Agent instructions inconsistent with the request.

A Registered Note Holder may not use this Agreement to prejudice the rights of another Holder or to obtain a preference or priority over any other Note Holder.

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Section 6.11Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Agreement, the right of any Registered Note Holder to receive payment of principal and interest on the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Registered Note Holder.

Section 6.12Liability of Company.  If an Event of Default occurs under Section 6.01 (a) or (b) and is continuing, the Collateral Agent shall be authorized to take any and all actions it deems appropriate to collect the payment of principal and interest on the Notes or to enforce the performance of any of the provisions of the Notes or this Agreement.  To the extent an Event of Default has occurred and has not been cured by the Company, the Collateral Agent may, but need not, elect to maintain possession of the Collateral.  The Collateral Agent shall be entitled to obtain and rely upon the opinion of independent consultants, lenders, accountants or other financial advisers that are familiar with the church loan market as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

In the event that payments received by the Collateral Agent from the disposition of, or collection of proceeds arising from, the Collateral as a result of any Event of Default are insufficient to satisfy the full amount owed on the Notes, the Collateral Agent shall be authorized to recover a judgment in its own name and as Collateral Agent of an express trust against the Company for the amount of principal and interest remaining unpaid on the Notes and, to the extent lawful, interest and costs and expenses of collection, including expenses, disbursement and advances made by the Collateral Agent, its agents and counsel.  Notwithstanding the preceding sentence, the Company’s obligation for any amounts due on the Notes which remain unpaid after the exhaustion of remedies available against the Collateral shall be subordinate in right of payment and subject to the prior payment in full of all claims for principal and interest of all current or future holders of the Company’s Class A Notes, its Class 1 Notes or its Class 1A Notes arising out of any occurrence prior to the date on which a payment under the Notes is, or is to be, made.

Section 6.13Collateral Agent May File Proofs of Claim.  The Collateral Agent may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property.  Nothing in this Section 6.13 shall be deemed to authorize the Collateral Agent to authorize or consent to accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Collateral Agent to vote in respect of the claim of any Holder in such proceeding.

Section 6.14Priorities.  If the Collateral Agent collects any money pursuant to this Article, it shall pay out the money in the following order:

First:  to the Collateral Agent for amounts due under Section 7.08 of this Agreement;

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Second:  to the Registered Note Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

Third:  to the Company or to such party as a court of competent jurisdiction shall direct.

The Collateral Agent may fix a record date and payment date for any payment to the Registered Note Holders.

Section 6.15Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Agreement or in any suit against the Collateral Agent for any action taken or omitted by it as Collateral Agent, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Collateral Agent, a suit by a Registered Note Holder pursuant to Section 6.07 of this Agreement, or a suit by Holders holding more than ten percent (10%) in principal amount of the then outstanding Notes.

Section 6.16Rights to Settle or Compromise. Collateral Agent may not waive or make any settlement or compromise concerning the rights of Holders, including in regard to payments of principal or interest, unless it is approved by a majority in interest of the Holders. Any waiver, settlement or compromise so approved shall be binding upon all the Holders, except if and only if required by law, the Collateral Agent may provide a procedure for any Holder so desiring to remove itself from the group settlement and to allow the Holder opting out of the group settlement to proceed to enforce its rights individually and as it sees fit.

Section 6.17Representation of All Holders. In any proceedings brought by the Collateral Agent (and also any proceedings involving the interpretation of any provision of this Agreement to which the Collateral Agent shall be a party), the Collateral Agent shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holder a party to any such Proceedings.

Section 6.18Notice of Event of Default.  As soon as practicable after the occurrence of any Event of Default hereunder, the Company shall transmit notice thereof by mail to all Holders of the Notes, as their names and addresses appear on the books and records of the Company.  Upon the occurrence of an event of default, each Holder shall be entitled to receive from the Collateral Agent or the Company, a list of all Holders of the Notes.

Section 6.19Agent May Enforce Claims Without Possession of the Notes.  All rights of action and claims under this Agreement, or documents related thereto, may be prosecuted and enforced by the Collateral Agent without the possession of any Notes or the production thereof in a proceeding relating thereto, and any such proceeding instituted by the Collateral Agent shall be brought in its own name as Collateral Agent and the agency under this Agreement.  Any

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recovery of judgment shall, after provision for the payment of reasonable compensation, expenses, disbursements and advances of the Collateral Agent, its agents and counsel and all other amounts due to the Collateral Agent hereunder, be for the ratable benefit of the Holders of Notes (based on the aggregate amount of unpaid principal and interest due each Holder on such date) in respect of which such judgment has been recovered.

ARTICLE VII
COLLATERAL AGENT

Section 7.01Duties of Collateral Agent.

(a)If an Event of Default has occurred and is continuing, the Collateral Agent shall exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)If an Event of Default has occurred and is continuing, the Holders of a majority in interest of the principal amount of the Notes may remove the Collateral Agent and appoint a substitute Collateral Agent.

(c)Except during the continuance of an Event of Default:

(i)The Collateral Agent need perform only those duties that are specifically set forth in this Agreement and no others.  No implied covenants or obligations shall be read into this Agreement against the Collateral Agent.

(ii)In the absence of bad faith on its part, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, reports, statements, documents or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement.  The Collateral Agent, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Agreement.

(d)The Collateral Agent may not be relieved from liability for its own gross negligent action, its own negligent failure to act, or its own willful misconduct in each case, as finally adjudicated by a court of law, except that:

(i)This paragraph does not limit the effect of paragraph (c) of this Section.

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(ii)The Collateral Agent shall not be liable for any error of judgment made in good faith by, unless it is proved that the Collateral Agent was negligent in ascertaining the pertinent facts.

(iii)The Collateral Agent shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.06 and 6.07 of this Agreement.

(e)Every provision of this Agreement that in any way relates to the Collateral Agent is subject to paragraphs (a), (c) and (d) of this Section.

(f)The Collateral Agent may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.  No provision of this Agreement shall require Collateral Agent to expend or risk its own funds or incur an liability.

(g)The Collateral Agent shall not be liable for interest on any money received by it except as otherwise agreed with the Company.

Section 7.02Rights of Collateral Agent.

(a)The Collateral Agent may rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Collateral Agent need not investigate any fact or matter stated in the document.  The Collateral Agent shall have no duty to inquire as to the performance of the Company’s obligations and covenants set forth in Article IV herein.  In addition, the Collateral Agent shall not be deemed to have knowledge of any default or any Event of Default unless Collateral Agent has received written notice thereof from the Company or any Holder or obtained actual knowledge.

(b)Before the Collateral Agent acts or refrains from acting, it may require an Officers’ Certificate and/or an opinion of counsel.  The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate and/or opinion.

(c)The Collateral Agent may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)The Collateral Agent shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e)Unless otherwise specifically provided for in this Agreement, any demand, notice, direction or request made by the Company shall be sufficient if signed by an officer of the Company.

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(f)The Collateral Agent shall not be responsible for the sufficiency of the Collateral.

(g)The Collateral Agent assumes no duty to ensure the procuring of insurance on the Collateral or the payment of taxes and assessments with respect thereto.

(g)No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it in its sole discretion.

(h)The permissive rights of the Collateral Agent to do things enumerated in this Agreement shall not be construed as a duty.

(i)The rights of the Collateral Agent and limitation of liability enumerated herein and in Section 7.01 shall extend to actions taken or omitted in its role as assignee of the Company under any Collateral held by the Collateral Agent.

Section 7.03Collateral Agent’s Disclaimer.  The Collateral Agent makes no representation as to the validity or adequacy of this Agreement or the Notes and it shall not be accountable for the Company’s use of the proceeds from the Notes, any money paid to the Company or upon the Company’s direction.  In addition, the Collateral Agent shall not be responsible for any statement in the Notes, or in the Memorandum or any document used in the sale of the Notes, other than any statements provided in writing by the Collateral Agent for use in the Memorandum.

Section 7.04Individual Rights of Collateral Agent.  The Collateral Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not Collateral Agent.  Any Paying Agent or Registrar may do the same with like rights.  The Collateral Agent, however, must comply with Sections 7.10 and 7.11 of this Agreement.

Section 7.05Notice of Defaults.  If an Event of Default occurs and is continuing, and if it is known to the Collateral Agent, the Collateral Agent shall mail and first publish as provided in Section 10.02 notice of the default to the Holders, within ninety (90) days after it occurs or first becomes known to Collateral Agent advising that an event of default has occurred and the general nature of such default.  Except in the case of a default in payment on any Note, the Collateral Agent may withhold the notice if and so long as it determines in good faith that withholding the notice is in the best interests of the Registered Note Holders.  At least five Business Days prior to the mailing of any notice to Holders under this Section 7.05, the Collateral Agent shall provide the Company with notice of its intent to mail such notice.

Section 7.06Company Statements.  Collateral Agent makes no representations as to the value or condition of the Notes, or as to the condition of or value of the Collateral, or the

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sufficiency of this Agreement or of the Notes.  Any recitals or statement of facts made by the Company in the Notes, the Memorandum or this Agreement shall be taken as the statement of the Company and the Collateral Agent assumes no responsibility for the accuracy of such statements.

Section 7.07Dealings with Company.The Collateral Agent may become the Holder or pledgee of the Notes and may otherwise deal with the Company with the same rights it would have if it were not the Collateral Agent.  In the Event of Default, the substitute Collateral Agent may not be an affiliate of the Company.

Section 7.08Compensation and Indemnity.  The Company shall pay to the Collateral Agent reasonable compensation for its services and shall reimburse the Collateral Agent upon request for all reasonable out‑of‑pocket expenses incurred by it.  Such expenses may include the reasonable compensation and expenses of the Collateral Agent’s agents and attorneys.

The Company shall indemnify the Collateral Agent against any loss or liability incurred by it and to hold it harmless against any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Collateral Agent shall notify the Company promptly of any claim for which it may seek indemnity. The obligations of the Company hereunder shall survive the resignation or removal of the Collateral Agent or the discharge of this Agreement.

The Company shall defend the claims and the Collateral Agent shall cooperate in the defense.  The Collateral Agent may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Collateral Agent through its own negligence or bad faith.

To secure the Company’s payment obligations in this Section, the Collateral Agent shall have a lien prior to the Notes on the Collateral.  Such lien shall survive the satisfaction and discharge of this Agreement.  The Collateral Agent shall furnish the Company with notice of its intent to exercise its rights on such lien.

Section 7.09Replacement of Collateral Agent.  The Collateral Agent may resign at any time by giving 30 days' notice thereof to the Company. If an instrument of acceptance by a successor Collateral Agent shall not have been delivered to the Collateral Agent within 30 days after the giving of such notice of resignation, the resigning Collateral Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Collateral Agent.  The Holders of a majority in principal amount of the Notes may remove the Collateral Agent by so notifying the removed Collateral Agent in the Event of Default under this Agreement.  The Company or the Holders of a majority in principal amount of the Notes may appoint a successor Collateral Agent with the Company’s consent at any time with 30 days’

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notice delivered to the Collateral Agent and the Company; provided, however, that no Event of Default has occurred and is continuing.

The Company may remove the Collateral Agent if:

(a)the Collateral Agent fails to comply with Section 7.01 of this Agreement;

(b)the Collateral Agent is adjudged a bankrupt or an insolvent;

(c)a receiver or other public officer takes charge of the Collateral Agent or its property;

(d)the Company elects to appoint a successor Collateral Agent, provided such replacement Collateral Agent is qualified to serve in such capacity; or

(e)the Collateral Agent otherwise becomes incapable of acting.

If the Collateral Agent resigns or is removed or if a vacancy exists in the office of Collateral Agent for any reason, the Company shall promptly appoint a successor Collateral Agent.

A successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Collateral Agent and to the Company.  Immediately after that, the retiring Collateral Agent shall transfer all property held by it as Collateral Agent to the successor Collateral Agent, the resignation or removal of the retiring Collateral Agent shall become effective, and the successor Collateral Agent shall have all the rights, powers and duties of the Collateral Agent under this Agreement.  Upon request of any such successor Collateral Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Collateral Agent all such estates, properties, rights, powers and trusts.

The retiring Collateral Agent shall cause notice of each resignation and each removal of the Collateral Agent and each appointment of a successor Collateral Agent to be mailed by first-class mail, postage prepaid, to the Holders. Each notice shall include the name of the successor Collateral Agent and the address of the successor Collateral Agent.  A successor Collateral Agent shall give notice of its succession to each Holder as provided in Section 10.02 of this Agreement.  Any sums owing to the Collateral Agent or any successor Collateral Agent shall continue to be an obligation of the Company after replacement of such Collateral Agent.

If a successor Collateral Agent does not take office within sixty (60) days after the retiring Collateral Agent resigns or is removed, the retiring Collateral Agent, the Company or the Holders of a majority in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.  If the Collateral Agent fails to comply with Article VII of this Agreement, any Registered Note Holder may petition any court of competent jurisdiction for the removal of the Collateral Agent and the appointment of a successor Collateral Agent.

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Section 7.10Successor Collateral Agent by Merger.  If the Collateral Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Collateral Agent.  The Collateral Agent shall provide the Company with notice of such merger or other event prior to or as soon as practical after the occurrence thereof.

Section 7.11No Recourse Against Officers or Employees of Collateral Agent.  No recourse with respect to any claim related to any obligation, duty or agreement contained in this Agreement or any other Note shall be had against any officer, shareholder, director or employee, as such, of the Collateral Agent, it being expressly understood that the obligations, duties and agreements of the Collateral Agent contained in this Agreement and any other Note are solely corporate in nature.

Section 7.12Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Collateral Agent to take any action under this Agreement, the Company shall furnish, if required by Collateral Agent, the following documents:

(a)an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with; and

(b)an opinion of counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 7.13Statements Required in Certificate or Opinion.    Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

(a)a statement that the person making such certificate or opinion has read such covenant or condition;

(b)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 7.14Appointment of Collateral Agent After Event of Default Is Cured.    At such time as the moment any Event of Default is cured or deemed cured pursuant to this

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Agreement, the appointment of a Collateral Agent shall terminate and the Company shall have the right to appoint a replacement Collateral Agent.

ARTICLE VIII
DISCHARGE OF AGREEMENT

Section 8.01Termination of Company’s Obligations.This Agreement shall cease to be of further effect (except that the Company’s obligations under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.08 and 7.09 shall survive until the Notes are no longer outstanding) when all outstanding Notes have been paid in full and the Company has paid all sums payable by the Company hereunder.  In addition, the Company may terminate all of its obligations under this Agreement if:

(a) the Company irrevocably deposits in trust with the Collateral Agent or at the option of the Collateral Agent, with a Collateral Agent reasonably satisfactory to the Collateral Agent and the Company under the terms of an irrevocable trust agreement in form and substance satisfactory to the Collateral Agent, money or U.S. Government Obligations sufficient to pay principal and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, provided that (i) the Collateral Agent of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Collateral Agent and (ii) the Collateral Agent shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Notes;

(b) the Company delivers to the Collateral Agent an Officer's Certificate stating that all conditions precedent to satisfaction and discharge of this Agreement have been complied with; and

(c)no Event of Default or event (including such deposit) which, with notice or lapse of time, or both, would become an Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit.

Then, this Agreement shall cease to be of further effect (except as provided in this paragraph), and the Collateral Agent, on demand of the Company, shall execute proper instruments acknowledging confirmation of and discharge under this Agreement.

Section 8.02Application of Trust Money.  The Collateral Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01 of this Agreement.  It shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Agreement to the payment of principal and interest on the Notes.

ARTICLE IX

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AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01Without Consent of Holders.  The Company and the Collateral Agent may from time to time amend or supplement this Agreement or the Notes without notice to or consent of any Registered Note Holder:

(a)to cure any ambiguity, omission, defect or inconsistency;

(b)to make any changes that do not adversely affect the rights of any Registered Note Holder;

(c)grant to or confer upon the Collateral Agent for the benefit of the Holders any additional rights, remedies, powers, authority or security that may be lawfully granted to or conferred upon the Holders or the Collateral Agent;

(d)add to the covenants and agreements of the Company in this Agreement other covenants and agreements thereafter to be complied with by the Company or to surrender any right or power herein reserved to or conferred upon the Company; or

(e)to provide for additional Notes issued by the Company hereunder pursuant to Section 9.07 hereof.

Immediately after the execution of such supplement to this Agreement for any of the purposes set forth above, the Collateral Agent shall cause a notice of execution of such supplement to be mailed, postage pre-paid, to the Holders.  Such notice shall briefly summarize the nature of the supplemental agreement and shall state that copies thereof are on file at the office of the Collateral Agent for inspection by the Holders.  Any failure to mail such notice on the part of the Collateral Agent shall not affect the validity of the supplement to this Agreement.

Section 9.02With Consent of Holders.  The Company and the Collateral Agent may from time to time amend or supplement this Agreement or the Notes without notice to any Registered Note Holder but with the written consent of the Holders of not less than a majority in principal amount of the Notes.  The Holders of a majority in principal amount of the Notes may waive compliance by the Company with any provision of this Agreement or the Notes without notice to any Registered Note Holder.  Without the consent of each Registered Note Holder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04 of this Agreement, may not:

(a)reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)reduce the rate or extend the time for payment of interest on any Note;

(c)reduce the principal of or extend the fixed maturity of any Note;

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(d)make any Note payable in money other than that stated in the Note;

(e)Create a lien upon or pledge of the money or other assets pledged to the payment of the Notes hereunder, or the release of any such assets from the lien of this Agreement;

(f)create preference or priority of any Note over any other Notes; or

(g)waive a default on payment of principal or of interest on any Note.

If at any time the Company shall request the Collateral Agent to enter into a Supplemental Agreement for any of the purposes of this Section 9.02, the Collateral Agent, at the expense of the Company, shall cause notice of the proposed execution of such Supplemental Agreement to be mailed, postage prepaid, to the Holders. Such notice shall briefly set forth the nature of the proposed Supplemental Agreement and shall state that copies thereof are on file at the designated office of the Collateral Agent for inspection by Holders. The Collateral Agent shall not, however, be subject to any liability to any Holders by reason of its failure to mail the notice required by this Section 9.02, and any such failure shall not affect the validity of such Supplemental Agreement when consented to and approved as provided in this Section 9.02.

Subject to this Section 9.02, if, at the time of the execution of such Supplemental Agreement, the holders of a majority in principal amount of the Notes then outstanding shall have consented to and approved the execution thereof as herein provided, no Holder shall have any right to object to the execution of such Supplemental Agreement, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Collateral Agent or the Company from executing the same or from taking any action pursuant to the provisions thereof.

Section 9.03Revocation and Effect of Consents.  A consent to an amendment, supplement or waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note.  The Collateral Agent must receive the notice of revocation before the date the amendment, supplement or waiver becomes effective.  The Company may fix a record date for determining which Holders must consent to such amendment or waiver.

After an amendment, supplement or waiver becomes effective, it shall bind every Note Holder unless it makes a change described in clauses (b), (c), (d), or (e) of Section 9.02 of this Agreement.  In that case the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

Section 9.04Notation on or Exchange of Notes.  If an amendment, supplement or waiver changes the terms of a Note, the Company may require the Holder of a Note to deliver it

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to the Company.  The Company shall place an appropriate notation on the Note about the changed terms and return it to the Holder.  Alternatively, if the Company so determines, the Company in exchange for the Note shall be authorized to issue and authenticate a new Note  that reflects the changed terms.

Section 9.05Supplemental Agreements.  Any Supplemental Agreement executed in accordance with the provisions of this Article IX shall thereafter form a part of this Agreement, and all of the terms and conditions contained in any such Supplemental Agreement as to any provision authorized to be contained therein shall be, and be deemed to be part of the terms and conditions of this Agreement for any and all purposes. This Agreement shall be, and be deemed to be modified and amended in accordance therewith, and the respective rights, duties and obligations under this Agreement of the Company, the Collateral Agent and Holders shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments. Express reference to any Supplemental Agreement shall be made in the text of any Notes authenticated after the execution of such Supplemental Agreement.

Section 9.06Collateral Agent to Sign Amendments.  The Collateral Agent shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights of the Collateral Agent.  If it does, the Collateral Agent may but need not sign it.  In signing or refusing to sign such amendment or supplemental Agreement, the Collateral Agent shall be entitled to receive indemnification in taking such action and shall be fully protected in relying upon an Officer’s Note or opinion of counsel as conclusive evidence that such amendment or supplemental Agreement is authorized or permitted by this Agreement, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

Section 9.07Future Notes.  The Company shall have the right to issue additional Notes to be secured hereby, provided the Company is not in default under any provision of this Agreement.  Such additional Notes shall be issued pursuant to resolution duly adopted by the governing body of the Company; provided, however, that the additional Notes are issued pursuant to a supplement to this Agreement and have equal standing and priority with the original series of Notes issued under this Agreement.  An executed copy of said Agreement, signed by the Collateral Agent, shall serve as a modification of this Agreement.  Such additional Notes shall be of equal standing and priority with the original series of Notes secured hereby if all proceeds from the sale of such additional Notes become part of the Loan Fund and are used to pay the reasonable expenses of the offering of such additional Notes, to make loans or investments which are collaterally assigned to the Collateral Agent and/or to retire the previously issued Notes.

ARTICLE X
MISCELLANEOUS

Section 10.01Notices.  All notices, requests, demands and other communications or deliveries required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly furnished three (3) days after having been deposited for mailing if sent by

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registered mail, or certified mail return receipt requested, or delivery by courier, to the respective addresses set forth below:

if to the Company:

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
915 W. Imperial Highway, Suite 120
Brea, California  92821
Attention:  Joseph W. Turner, Jr.

if to the Collateral Agent:

MINISTRY PARTNERS FUNDING, LLC
915 W. Imperial Highway, Suite 120
Brea, California  92821
Attention:  Joseph W. Turner, Jr.

If to the Holders of the Notes, notice shall be sent to each Holder of such Notes, at the address of such Holder as it appears in the books and records of the Company, not later than the latest date, and not earlier than the earliest date, prescribed for the first publication of such notice.  Any notice or communication to an Holder shall be mailed by first-class mail to his address shown on the Note register kept by the Company. Failure to mail a notice or communication to an Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If the Company mails a notice or communication to Holders, it shall mail a copy to the Collateral Agent and each agent at the same time.

The Company will furnish or cause to be furnished to the Collateral Agent not more than five (5) days after its appointment and acceptance as Agent, and at such other times as the Agent may reasonable request in writing, within ten (10) Business Days after receipt by the Company of any such request, a list in such form as the Collateral Agent may reasonably request containing all of the information in the possession or control of the Company, or any of its paying agents, as to the names and address of the Holders of the Notes, obtained since the date as of which the next previous list, if any, was furnished, and the status of the amount of principal and interest paid or outstanding in respect of each Note.

Any notice or communication by the Company or the Collateral Agent to the other that is duly given in writing and delivered in person, by facsimile or e-mail, or mailed by first-class mail to the other's address stated in this Section 10.01 shall be sufficiently given. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. The Company or the Collateral Agent by notice to the other, may designate additional or different addresses for subsequent notices or communications.

The Company or the Collateral Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.  Any notice or communication

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mailed to a Registered Note Holder shall be mailed to him at his address as it appears on the lists or registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Section 10.02Note and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Collateral Agent to take any action under the Agreement, the Company shall furnish to the Collateral Agent:

(a)an Officers’ Note stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with; and

(b)an opinion of counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each opinion of counsel shall be in writing.  The legal counsel who renders it may be an employee of or counsel to the Company.  The legal counsel shall be acceptable to the Collateral Agent.

Section 10.03Persons Deemed Holders.  The Company, the Collateral Agent and any agent of the Company or the Collateral Agent may treat the person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of or interest on said Note and for all other purposes whatsoever, whether or not such Note is overdue.

Section 10.04Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

(a)a statement that the person making such certificate or opinion has read such covenant or condition;

(b)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 10.05When Notes Disregarded.  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by a person, directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded, except that for

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the purposes of determining whether the Collateral Agent shall be protected in relying on any such direction, waiver or consent, only Notes which the Collateral Agent knows are so owned shall be so disregarded.  Also, subject to the foregoing only, Notes outstanding at the time shall be considered in any such determination.

Section 10.06Rules by Collateral Agent, Paying Agent, Registrar.  The Collateral Agent may make reasonable rules covering matters relating to actions by or a meeting of Registered Note Holders.  The Paying Agent or Registrar may make reasonable rules for its functions.

Section 10.07Legal Holidays.  A “Legal Holiday” is a Saturday, Sunday, a legal holiday or a day on which banking institutions are not required to be open.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 10.08Governing Law; Time is of the Essence.  This Agreement and the Notes shall be governed by the laws of the State of California.  Time is of the essence with respect to all provisions of this Agreement.

Section 10.09No Adverse Interpretation of Other Agreements.  This Agreement may not be used to interpret another Agreement, loan or debt agreement of the Company.  Any such Agreement, loan or debt agreement may not be used to interpret this Agreement.

Section 10.10No Recourse Against Others.  As described in the Notes, all liability of any director, manager, officer, employee or equity holder, as such, of the Company is waived and released.

Section 10.11Successors.  All covenants of the Company in this Agreement and the Notes shall bind its successor.  All agreements of the Collateral Agent in this Agreement shall bind its successor and assigns, whether so expressed or not.

Section 10.12Duplicate Originals.  The parties may sign any number of copies of this Agreement.  Each sign copy shall be an original, but all of them taken together represent the same agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

COMPANY:

MINISTRY PARTNERS INVESTMENT COMPANY, LLC, a California limited liability company

By:/s/ Joseph W. Turner, Jr.

Name:  Joseph W. Turner, Jr.

Title:  Chief Executive Officer and President

Attest: /s/Brian Barbre

          Name:  Brain Barbre

          Title:  CFO

HOLDERS:

The Signature Page of the Investment Agreement to each Holder’s Note shall constitute that Holder’s counterpart signature page to this Agreement.  The name and address of each Holder shall be set forth in a Supplemental Schedule to this Agreement.

COLLATERAL AGENT:

MINISTRY PARTNERS FUNDING, LLC, a Delaware limited liability company

By:/s/ William M. Crammer, III

Name:  William M. Crammer, III

Title:  Senior Vice President

Attest: /s/Brian Barbre

          Name:  Brain Barbre

          Title:  CFO

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SUCCESSOR COLLATERAL AGENT: By___________________________________ Name:________________________________ Title:_________________________________

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EXHIBIT A

COLLATERAL

All property, rights, privileges and franchises of the Company of every kind and description, real, personal, or mixed, tangible and intangible, wherever located, which were acquired from the proceeds of the offering described in the Memorandum or subsequent offerings secured hereby, the revenues and increases thereof which constitute a part of the pledged assets held by the Collateral Agent, and the proceeds thereof, whether now owned, existing or hereafter acquired.

A-1

EXHIBIT B

SPECIMEN FORM OF NOTE

[THIS SPECIMEN FORM OF NOTE FOLLOWS THIS PAGE]

SPECIMEN

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

SECURED INVESTMENT NOTE

HOLDER:	INTEREST RATE: ____%
Name: _________________________________	ISSUANCE DATE:___________, _______
Name 2:__________________________	PAYMENT DATE: ________ day of ______
Address:__________________________	MATURITY DATE:__________, _______
PRINCIPAL AMOUNT: $____________	NOTE NO.:__________________________
Interest Payments made: Monthly ______ At Maturity ______

THIS SECURED INVESTMENT NOTE IS SUBJECT TO THE PROVISIONS OF THE LOAN AND SECURITY AGREEMENT dated April __, 2018 (the “Loan Agreement”), which authorizes the issuance of the Company’s Secured Investment Notes.  Any capitalized terms not defined in this Note shall have the meaning ascribed to them in the Loan Agreement.

1.Maker’s Obligation to Pay. For value received, MINISTRY PARTNERS INVESTMENT COMPANY, LLC, a California limited liability company (“Maker”), hereby promises to pay to the order of the registered holder of this Note (“Holder”) at such address of Holder as stated above and set forth on the records of Maker, or at such other place as Holder may designate in writing to Maker, the Principal amount plus any additional advances to Principal by Holder and accepted by Maker, together with interest accrued on the Principal amount at the interest rate stated above.

2.Registration, Transfer. Maker shall maintain at its principal office a register of the Secured Investment Notes issued under the terms of the Loan Agreement. Maker shall provide for the registration of this Note and of any permitted transfers of this Note. The Maker will serve as the Registrar for the purpose of registering this Note and recording transfers of this Note as herein provided.  The Holder understands that: (i) the securities laws impose substantial restrictions upon the transfer of any interest in this Note, and (ii) Maker is not obligated to register this Note under the securities laws or otherwise take any action to facilitate or make possible any transfer of any interest in this Note.  Neither this Note nor any interest in this Note shall be sold, conveyed or otherwise transferred, pledged or otherwise encumbered, except as provided for herein or pursuant to the laws of descent and distribution or by will.

3.Manner and Form of Payment. This Note shall be payable interest only, in arrears, commencing on the Payment Date of the month next following the month in which the Issue Date occurs and continuing on the same day of each month following thereafter until the Maturity Date stated above occurs, on which date the unpaid balance of the Principal amount and accrued interest shall be due and payable. All payments hereunder shall be in lawful money of the United States of America and shall be applied first to the payment of accrued interest and then to the payment of the Principal amount.

4.Subject to the Loan Agreement. This Note is issued subject to the terms and conditions of the Loan Agreement.

5.Events of Default and Remedies. This Note shall be subject to each of the Events of Default and remedies set forth in the Loan Agreement, including any rights to cure such default as described in the Loan Agreement.  No Holder has the right to institute or continue any proceeding, judicial or otherwise, with respect to the Notes except through an action authorized by the Loan Agreement.

6.Deferred Interest Election. If the Holder makes this election, payment of accrued interest on this Note will be deferred and Maker shall defer all interest payable on this Note until the Payment Date by increasing the Principal due by an amount equal to each accrued interest payment otherwise payable on this Note, as of the Payment Date of such interest payment. Interest shall be payable on such increased Principal amount thereon in the manner otherwise provided herein.

7.Maker’s Election to Prepay. The Maker may at any time, upon not less than thirty (30) nor more than sixty (60) days’ prior written notice to the Holder, elect to prepay the unpaid balance of the Principal amount and interest of the Note, in whole or in part, by delivering to the Holder the payment so required. Notice of prepayment shall be mailed by first class mail to Holder. If less than all of the category of the Notes that are issued and outstanding are prepaid, Maker shall prepay all Notes of the category on a pro rata basis. In the event of such prepayment, a new Note in the amount of Principal equal to the unpaid Principal balance of the original Note shall be issued in the name of Holder and the original Note shall be canceled. On and after the prepayment date, interest shall cease to accrue on the portion of the Principal amount prepaid. The foregoing obligation to prepay a category of Notes on a pro rata basis herein shall not in any manner limit the Maker’s right to repurchase or prepay any Note on a voluntary basis agreed to by the Holder thereof, including any prepayment of the Note prior to maturity as described below.

8.Security. This Note is secured by the Collateral assigned to the Collateral Agent for the benefit of the Holder under the terms of the Loan Agreement.  In the event that an Event of

Default occurs under the terms of the Loan Agreement which is not timely cured, Holder may, at its option, exercise any of its remedies under such Agreement.

9.Subordination of Notes.  The Maker’s obligation to pay any deficiencies under the terms of the Note shall be subordinate in right of payment and subject to the prior payment or provision for payment, in full, of all claims for principal and interest of all present and future holders of the Company’s Class A, Class 1 and Class 1A  Notes which arise prior to the date on which a payment under the Note is made.  The subordination of this Note shall apply to any amounts remaining due and unpaid after the exhaustion of the Collateral.  For purposes of this Section, the Company’s Class A Notes, Class 1 and Class 1A Notes shall refer to the notes offered under the Maker’s Registration Statements filed with and declared effective by the U.S. Securities and Exchange Commission.  The Notes will not be subordinated to any Class A Notes, Class 1 and Class 1A  Notes held by the Company, its affiliated entities, its officers, managers or members for its own account.

10.Early Presentment. Holder may, upon written notice to Maker, request prepayment of the Note by reason of the Holder’s demonstrated bona fide hardship at any time prior to maturity. Maker is under no obligation to prepay the Note. Maker will take into consideration Holder’s circumstances indicating family emergency or undue financial hardship. Regardless, whether to so prepay the Note shall be determined in Maker’s sole judgment. In the event Maker determines to prepay the Note, it shall prepay the unpaid balance of the Principal Amount or portion thereof, plus the accrued but unpaid interest through the date of prepayment, less an amount equal to an administrative fee not to exceed an amount equal to six (6) months’ interest on the Principal Amount of the Note prepaid.

11.Cancellation.  This Note, when properly surrendered for payment, redemption, transfer, exchange or conversion, shall be delivered to Maker for cancellation. Holder may, at any time, deliver to Maker for cancellation any Notes previously authenticated and delivered hereunder which Maker may have acquired in any manner whatsoever, and Maker shall promptly cancel all Notes so delivered. No Notes shall be issued in lieu of or in exchange or transfer for any Notes cancelled as provided in this Section, except as expressly permitted. All cancelled Notes held by Maker shall be disposed of as directed by Maker.

12.Waivers. The Maker waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration or maturity, and/or diligence in taking any action to collect sums owing hereunder.

13.Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment or any other appropriate right or remedy.

14.Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

15.California Law; Jurisdiction. This Note is made in the State of California and the provisions hereof shall be construed in accordance with the laws of the State of California, except to the extent preempted by federal law. In the event of a default hereunder, this Note may be enforced in any court of competent jurisdiction in the State of California, and as a condition to the issuance of this Note, Maker and Holder submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may have been executed.

Orange County, California

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
By: ___________________________________________ Name_________________________________________ Its:____________________________________________

EXHIBIT C

CERTIFICATE OF VALUATION OF COLLATERAL

[A COPY OF THE CERTIFICATE OF VALUATION OF COLLATERAL

FOLLOWS THIS PAGE]

C-1

 LOAN AND SECURITY AGREEMENT

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

CERTIFICATE OF VALUATION OF COLLATERAL

The undersigned, the

(Title)

of MINISTRY PARTNERS INVESTMENT COMPANY, LLC (the “Company”) hereby certifies pursuant to the provisions of Section 4.08 of the Loan and Security Agreement, dated April __, 2018 (the “Agreement”), that the information listed below is true and correct, to the best of my knowledge and belief, as of the date of this certificate:

1.The “Eligible Pledged Assets” held by the Collateral Agent, as that term is defined in Section 1.01 of the Agreement, totals the sum of $ and includes the following assets:

Cash$

Cash equivalents$

Mortgage loan investments$

Participation interests$

2.The Company, as of the date of this certificate, is in compliance with its covenants under Section 4.08 of the Agreement.

3.As of the date of this report, the Mortgage Pool Collateralization Ratio is ______%.

IN WITNESS WHEREOF, the undersigned has signed this certificate on __________________, _______.

MINISTRY PARTNERS INVESTMENT COMPANY, LLC, a California limited liability company

By:
Name:
Title:

C-2

EXHIBIT D

ELIGIBLE PLEDGED ASSETS

A.For each mortgage loan held BY THE Collateral Agent, we will be required to deliver an assignment in blank to the Collateral Agent or its nominee assigning the required collateral. Mortgage loans pledged as collateral for the Notes must be eligible mortgage loans. In general, an eligible mortgage loan is a mortgage loan which:

(1)we originated or purchased in our ordinary course of business and in accordance with our church and ministry loan policy and is serviced by the servicer in accordance with its credit and collection policy;

(2)creates a valid, subsisting, and enforceable first priority security interest in our favor in the related mortgaged property and contains customary and enforceable provisions adequate for the realization against the collateral of the benefits of the security;

(3)arises under a duly authorized, delivered and validly existing and enforceable mortgage note and is secured by a deed of trust or other security instrument on the mortgaged property;

(4)is for a loan to an evangelical church or other religious organization that has been in operation for at least three years, and is not an affiliate of the servicer;

(5)after it is included in the mortgage pool does not, at the time it is pledged, cause:

(a)the Mortgage Pool Collateralization Ratio to be less than the minimum Mortgage Pool Collateralization Ratio;

(b)the weighted average loan to value of the mortgage loan pool to exceed 70.0%;

(c)the weighted average mortgagor debt service ratio of all eligible mortgage loans to exceed 33.0% per annum;

(d)the aggregate outstanding principal balance of any five (5) mortgage loans in the mortgage pool to exceed 30% of the aggregate outstanding principal balance of the mortgage loan pool, or $20 million, whichever is greater; or

(e)the aggregate outstanding principal balance of any ten (10) mortgage loans in the mortgage loan pool to exceed 45% of the aggregate outstanding principal balance of the mortgage loan pool, or $50 million, whichever is greater;

(6) at the time it is pledged to the Collateral Agent, has a loan-to-value ratio, or LTV, which does not exceed eighty percent (80%) based upon the most recent appraisal made available to us;

(7)at the time it is pledged:

(a)has an outstanding principal balance of (or the Company's participation interest therein is) no more than the greater of three million dollars ($3,000,000) or 2% of the net pool balance after its inclusion in the mortgage loan pool;

(b)has an original term to maturity of 360 months or less;

(c)requires interest to be payable no less frequently than monthly on a current basis, or in the case where the mortgage loan is a mortgage bond, no less frequently that semiannually;

(d)is a fully drawn, permanent whole debt obligation with no obligation for future advances and is not a construction loan;

(e)is fully assignable without any requirement to obtain the consent of, or give notice to, the related mortgagor or any other person;

(f)is not a delinquent mortgage loan;

(g)is an "instrument" or "tangible chattel paper" within the meaning of Section 9-102 or Section 9-109 (or other section of similar content) of the relevant UCC;

(h)entitles the Collateral Agent to a duly perfected security interest in the mortgaged property in the same priority as stated in the related mortgage file;

(i)is insured by a title insurance policy in the minimum amount equal to the original principal balance of such mortgage loan;

(j)is secured by mortgaged property which is insured by an insurance policy covering standard fire and traditional perils and provides for standard coverage against loss or damage; and

(8)if a participation mortgage loan, (i) is subject to a participation agreement or loan documents which the Company or lead lender act as administrative and collateral collateral agent or the lead collateral agent and (ii) the Company or the lead lender controls the enforcement and foreclosure of the related mortgage loan.

B.When determining the value of the Eligible Pledged Assets for purposes of delivering a Certificate of Valuation of Collateral, the principal balance of any mortgage loans that exceed the following excess concentration limits shall be excluded from such report:

(1)the aggregate outstanding principal balance of Eligible Pledged Assets held by the Collateral Agent secured by a junior lien on the mortgage property shall not exceed the greater of $10 million dollars or 10% of the pledged assets held by the Collateral Agent, whichever is greater;

(2)the aggregate outstanding principal balance of Eligible Pledged Assets held by the Collateral Agent for the five largest borrowers shall not exceed the greater of $20 million dollars or 30% of the principal balance of the pledged assets held by the Collateral Agent;

(3)the aggregate amount of outstanding in the ten largest mortgage loans held by the Collateral Agent shall not exceed the greater of $50 million dollars or 45% of the principal balance in the pledged assets held by the Collateral Agent.

(4)the aggregate outstanding principal balance of any single mortgage loan held by the Collateral Agent may not exceed $3 million dollars;

(5)no more than 10% of the assets held by the Collateral Agent may consist of mortgage obligations of a para-church ministry that is not consolidated with or affiliated with a local congregation; and

(6)the aggregate outstanding principal balance of all mortgage loans held by the Collateral Agent that are located in a single state shall not exceed the greater of $10 million dollars or 10% of the Pledged Assets held by the Collateral Agent.